UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 3, 2012

NuStar Energy L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-16417	74-2956831
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2330 North Loop 1604 West
San Antonio, Texas 78248
(Address of principal executive offices)

(210) 918-2000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On July 3, 2012, NuStar Energy L.P. (“NuStar”), its wholly owned subsidiaries NuStar Logistics, L.P. (“Logistics”), NuStar Asphalt Refining, LLC (“Refining”), and NuStar Marketing LLC (“Marketing”), and NuStar GP, LLC, the general partner of NuStar (“General Partner,” and, together with NuStar, Logistics, Refining, and Marketing, the “NuStar Parties”), entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with Asphalt Acquisition LLC (“Acquisition Co.”), an affiliate of Lindsay Goldberg (“LG”), to sell to Acquisition Co. membership interests representing a 50% voting interest in NuStar Asphalt LLC (the “Membership Interests”).  NuStar Asphalt LLC was formed for the purpose of entering into a joint venture (“Asphalt JV”) with LG to own and operate Logistics’ asphalt operations, including its asphalt refineries in Paulsboro, New Jersey and Savannah, Georgia (the “Transaction”). The purchase price for the Membership Interests is $175 million.  In addition, Asphalt JV is purchasing the inventory of Refining and Marketing.  The Membership Interests sold to Acquisition Co. have a distribution preference over the membership interests retained by NuStar.

The Transaction is expected to close during the third quarter of 2012, and is subject to customary closing conditions, such as approval under the Hart-Scott Rodino Antitrust Improvements Act, and consummation of the NuStar Financing (as described below) and of a third-party asset-based revolving credit facility by Asphalt JV on terms more particularly set forth in the Purchase and Sale Agreement (the “ABL Facility”).

As a result of the Transaction, NuStar expects to deconsolidate, for accounting purposes, the Asphalt JV. Prospectively, NuStar expects to record its investment in the Asphalt JV using the equity method of accounting.

The parties to the Purchase and Sale Agreement have made customary representations, warranties and covenants for a transaction of this type in this industry, including, among others, Logistics’ agreement to continue to operate the asphalt and marketing business, during the period prior to the consummation of the Transaction, in the ordinary course consistent with past practice or as otherwise set forth in the Purchase and Sale Agreement. The Purchase and Sale Agreement also contains post-closing indemnification obligations for, among other matters, breaches of representations and warranties and certain retained and assumed obligations.

NuStar has agreed to guarantee the obligations of Logistics, Asphalt JV, Refining and Marketing required to be performed under the Purchase and Sale Agreement in connection with the consummation of the Transaction.

Working capital for the Asphalt JV is expected to be funded through the ABL Facility along with an unsecured revolving credit facility provided by Logistics (the “NuStar Financing”).  The NuStar Financing will be available to fund working capital loans to Asphalt JV in an aggregate principal amount not to exceed $250 million, with a term of seven years, subject to certain early termination events.  In addition, during the term of the NuStar Financing, NuStar and Logistics have agreed to provide guarantees or credit support, as applicable, of up to $150 million under operating contracts related to the asphalt business.

The Purchase and Sale Agreement contains certain termination rights prior to consummation of the Transaction by: (i) mutual written consent of the NuStar Parties and Acquisition Co., (ii) the NuStar Parties or Acquisition Co., as applicable, if the other party has become incapable of fulfilling its obligations under a closing condition or (iii) the NuStar Parties or Acquisition Co. if the Transaction has not been consummated by December 31, 2012.

The foregoing summary of the Purchase and Sale Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase and Sale Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Purchase and Sale Agreement and the above description have been included to provide investors and unitholders with information regarding the terms of the Purchase and Sale Agreement. They are not intended to provide any other factual information about NuStar or its subsidiaries or unitholders. No one may rely on or assume the accuracy of any of the representations or warranties in the Purchase and Sale Agreement as characterizations of the actual state of facts.  Such representations and warranties were made only as of the date of the Purchase and Sale

Agreement, were solely for the benefit of the parties to the Purchase and Sale Agreement, are subject to exceptions and qualifications contained in separate confidential disclosures made by each party to the other in connection with the signing of the Purchase and Sale Agreement for the purposes of allocating contractual risks between them that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase and Sale Agreement, which subsequent information may or may not be reflected fully in public disclosures by NuStar.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	EXHIBIT
Exhibit 10.1

Purchase and Sale Agreement by and among NuStar Energy L.P., NuStar Logistics, L.P., NuStar Asphalt Refining, LLC, NuStar Marketing LLC, NuStar Asphalt LLC and Asphalt Acquisition LLC dated as of July 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR ENERGY L.P.

	By:	Riverwalk Logistics, L.P.
its general partner

		By:	NuStar GP, LLC
its general partner

Date: July 6, 2012			By:	/s/ Amy L. Perry
				Name:	Amy L. Perry
				Title:	Vice President, Assistant General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	EXHIBIT
Exhibit 10.1

Purchase and Sale Agreement by and among NuStar Energy L.P., NuStar Logistics, L.P., NuStar Asphalt Refining, LLC, NuStar Marketing LLC, NuStar Asphalt LLC and Asphalt Acquisition LLC dated as of July 3, 2012